As filed with the Securities and Exchange Commission on May 4, 2001
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       AT&T CANADA INC., formerly known as
                          METRONET COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

            Canada                                              43-1656187
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                           200 Wellington Street West
                                Toronto, Ontario
                                 Canada M5V 3G2
                                 (416) 345-2000

               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive offices)



            AT&T Canada Inc. Amended 1999 Employee Stock Option Plan

                              (Full Titles of Plan)


                                Stewart A. Berry
                                3916 Bokel Drive
                         Chantilley, Virginia 20151-3314
                                  (703)378-1650

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE


        Title of Each Class             Amount to be        Proposed maximum       Proposed maximum       Amount of
  of Securities to be Registered         registered        offering price per     aggregate offering     registration
                                                                unit (1)               price (1)             fee


    Class B Deposit Receipts/Class    700,000 Class B            $29.96               $20,972,000           $5,243
    B Non-Voting Shares,              Deposit
    no par value per share  (2)...    Receipts/Class B
                                      Non-Voting
                                      Shares (3)

(1) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(h)(1) based upon the average of the bid and asked prices of the Registrant's Class B Deposit Receipts on the Nasdaq National Market on April 27, 2001.

(2) The Class B Deposit Receipts represent a beneficial interest in the in theClass B Non-Voting Shares. Class B Non-Voting Shares may also be issued.

(3) Consists of 700,000 Class B Non-Voting Shares issuable under the AT&T Canada Inc. Amended 1999 Employee Stock Option Plan.

This Registration Statement shall become effective upon filing with the Commission in accordance with Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the AT&T Canada Inc. Amended and Restated 1995 Employee Stock Option Plan, Employee Share Purchase Plan for the Employees of AT&T Canada Inc. and the AT&T Canada Inc. 1999 Employee Stock Option Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-1078 registering shares under the AT&T Canada Inc. Amended and Restated 1995 Employee Stock Option Plan, Employee Share Purchase Plan for the Employees of AT&T Canada Inc. and the AT&T Canada Inc. 1999 Employee Stock Option Plan filed with the Commission on September 7, 1999, is incorporated herein by reference.

Item 5.    Interests of Named Experts and Counsel


     The validity of the Class B Non-Voting Shares and Class B Deposit Receipts offered hereby have been passed upon on behalf of the Company by Osler, Hoskin & Harcourt, Toronto and Ottawa, Ontario.

     The Company's consolidated balance sheets as at December 31, 2000 and 1999, and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2000, 1999 and 1998 have been included herein in reliance upon the report of KPMG LLP, independent Chartered Accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


Item 8.    Exhibits and Financial Statement Schedules.
           ------------------------------------------

      (a)  Exhibits:

  Exhibit
                         Number Description of Document

  * 4.1    AT&T Canada Inc. 1999 Employee Stock Option Plan, as amended
  * 5.1 Opinion of Osler, Hoskin & Harcourt regarding legality of securities being registered.
 * 23.1    Consent of KPMG LLP.
 * 23.2 Consent of Osler, Hoskin & Harcourt (included in Exhibit 5.1 to this Registration Statement).
 * 24.1 Power of Attorney (included on signature pages of this Registration Statement).

 *Filed herewith.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AT&T Canada Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on this 4th day of May, 2001.

                                         AT&T CANADA INC.

                                         By: /s/ David Lazzarato
                                             ---------------------
                                             David Lazzarato
                                             Executive Vice President
                                             and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Ewart and David Lazzarato, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                       Title                          Date

/s/ John T. McLennan                                Chief Executive Officer and               May 4, 2001
---------------------------------------------       Vice-Chairman
John T. McLennan                                    (Principal Executive Officer)

/s/ David Lazzarato                                 Executive Vice President and Chief        May 4, 2001
---------------------------------------------       Financial Officer (Principal Financial
David Lazzarato                                     Officer)

/s/ Don Welham                                      Vice President, Controller (Principal     May 4, 2001
---------------------------------------------       Accounting Officer)
Don Welham
                                                    Director                                  May 4, 2001
---------------------------------------------
Andre Bureau

/s/ Steven B. Chisholm                              Director                                  May 4, 2001
---------------------------------------------
Steven B. Chisholm

/s/ Purdy Crawford                                  Director                                  May 4, 2001
---------------------------------------------
Purdy Crawford

                                                    Director                                  May 4, 2001
---------------------------------------------
John Haigh

/s/ Stephen H. Halperin                             Director                                  May 4, 2001
---------------------------------------------
Stephen H. Halperin

/s/ Alan D. Horn                                    Director                                  May 4, 2001
---------------------------------------------
Alan D. Horn

/s/ Philip R. Ladouceur                             Director                                  May 4, 2001
---------------------------------------------
Philip R. Ladouceur

/s/ James J. Meenan                                 Director                                  May 4, 2001
---------------------------------------------
James J. Meenan

/s/ Jonathan M. Nelson                              Director                                  May 4, 2001
---------------------------------------------
Jonathan M. Nelson

/s/ Edward S. Rogers, Q.C.                          Director                                  May 4, 2001
---------------------------------------------
Edward S. Rogers, Q.C.

Paul J. Salem                                       Director                                  May 4, 2001

/s/ D. Craig Young                                  Director                                  May 4, 2001
---------------------------------------------
D. Craig Young




                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of AT&T Canada Inc., in the United States, in the City of Chantilley, Virginia on May 4, 2001.



                                     /s/ Stewart A. Berry
                                     ----------------------------
                                     Stewart A. Berry, Authorized Representative




                                  EXHIBIT INDEX


* 5.1 Opinion of Osler, Hoskin & Harcourt regarding legality of securities being registered.
* 23.1   Consent  of KPMG LLP.
* 23.2 Consent of Osler, Hoskin & Harcourt (included in Exhibit 5.1 to this Registration Statement).
* 24.1 Power of Attorney (included on signature pages of this Registration Statement).

*Filed herewith.